Exhibit 10.4

DSP GROUP, INC. 1993 DIRECTOR STOCK OPTION PLAN

APPENDIX A - ISRAEL

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the 1993 Director Stock Option Plan (the “Plan”) and the Appendix A – Israel to the Plan (the “Appendix”) shall have the same defined meanings in this Stock Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of DSP Group, Inc. (the “Company”), subject to the terms and conditions of the Plan, the Appendix and this Stock Option Agreement, as follows:

Date of Grant
Vesting Commencement Date

Exercise Price per Share		$

Total Number of Shares Granted

Total Exercise Price		$

Type of Option	☐	Approved 102 Option:

Capital Gain Option (CGO);☐ or

Ordinary Income Option (OIO) ☐

☐ Unapproved 102 Option

☐ 3(i) Option

Term/Expiration Date

II. AGREEMENT

1. Grant of Option. The Administrator hereby grants to the Optionee named in the Notice of Grant attached as Part I. of this Agreement (the “Optionee”), an option (the “Option”) to purchase a number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan and the Appendix, both of which are incorporated herein by reference. Subject to Section 13(b) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the Appendix and the terms and conditions of this Stock Option Agreement, the terms and conditions of the Plan and the Appendix shall prevail. The option granted hereunder is a [First Option] [Subsequent Option], as defined in the Plan.

2. Exercise of Option.

a. Right to Exercise. This Option shall vest and become exercisable as to one-third of the Shares on the first anniversary of the date of grant of this Option, and shall vest and become exercisable as to one-third of the Shares at the end of each twelve-month period thereafter. In the event of Optionee’s death, disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) or other termination of Optionee’s Continuous Status as a Director, the exercisability of the Option is governed by the applicable provisions of the Plan and the Appendix.

b. Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price and any required withholding or other taxes as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a. Cash; or

b. Check; or

c. Delivery of a properly executed Exercise Notice, together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price; or

d. Surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender; and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

e. Any combination of the above methods.

4. Non-Transferability of Option and Shares.

a. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. As long as the Option or Shares purchased pursuant thereto is held by the Trustee on behalf of the Optionee in accordance with Section 4 of the Appendix, all rights of the Optionee over the Shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

b. If the Option is an Approved 102 Option, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, the Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any Share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance.

c. If the Option is an Unapproved 102 Option and the Optionee ceases to be a Director, the Optionee shall extend to the Company a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

5. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan, the Appendix and the terms of this Stock Option Agreement.

6. Taxes.

(a) Any tax consequences arising from the grant or exercise of the Option, from the payment for the Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at the source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such taxes and any interest and penalties thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such taxes from any payment made to the Optionee.

(b) The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of the Option prior to the full payment of the Optionee’s tax liabilities arising from the grant of the Options and/or the issuance of the Shares upon the exercise of the Option. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

(c) With respect to Approved 102 Options, the Optionee hereby acknowledges that he or she is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. If the Option is an Approved 102 Option, the Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as Exhibit B hereto, and agrees to be bound by its terms.

7. Entire Agreement: Governing Law. The Plan, the Appendix and this Stock Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and the Notice and the Option Agreement may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. Nothing in the Plan, the Appendix and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Plan, the Appendix and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Israel without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Israel to the rights and duties of the parties. Should any provision of the Plan, the Appendix or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Dispute Resolution. The provisions of this Section 8 shall be the exclusive means of resolving disputes arising out of or relating to the Plan, the Appendix and this Option Agreement. The Company, the Optionee, and the Optionee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Plan, the Appendix and this Option Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan, the Appendix or this Option Agreement shall be brought in the courts of Tel-Aviv, Israel and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 8 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Appendix and this Stock Option Agreement. Optionee has reviewed the Plan, the Appendix and this Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Option Agreement, and fully understands all provisions of the Plan, the Appendix and this Stock Option Agreement.

OPTIONEE:		DSP GROUP, INC.

By:		By:
	(Signature)		(Signature)

Address:		Title:

EXHIBIT A

DSP GROUP, INC.

1993 DIRECTOR STOCK OPTION PLAN

APPENDIX A - ISRAEL

EXERCISE NOTICE

DSP GROUP, INC.

3120 Scott Boulevard

Santa Clara, CA 95054

Attention: Stock Administration

1. Exercise of Option. Effective as of today,                     ,             , the undersigned,                      (“Purchaser”), hereby elects to purchase              (            ) shares (the “Shares”) of the Common Stock of DSP GROUP, INC., a Delaware corporation (the “Company”), under and pursuant to the 1993 Director Stock Option Plan (the “Plan”), the Appendix A – Israel to the Plan (the “Appendix”) and the Stock Option Agreement dated              (the “Option Agreement”). The purchase price per share for the Shares shall be              ($            ), for an aggregate purchase price of $            , as required by the Option Agreement.

2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares. Purchaser hereby elects to pay the exercise price by the method marked below:

a.              Cash

b.              Check

c.              Same day exercise and sale

3. Broker Instructions. In the event Purchaser elects to exercise options via the same day exercise and sale method, the Company is hereby authorized to instruct                      (the “Broker”) to accept the proceeds deriving from the sale of the Shares, and to take the following actions: (i) to deduct from the proceeds of the sale any Company expenses; (ii) to deduct from the proceeds any tax withholding requested by the Company and to request in writing from the Company a statement of the tax amounts to be withheld, if no request has been given by the Company; (iii) to deliver the above amounts so deducted to the Company; and (iv) to deliver the remaining proceeds to Purchaser as Purchaser shall direct the Broker.

These instructions shall be construed as authorizing the Broker and the Company to take any other actions reasonably necessary to effect the purposes hereof and the Broker and the Company may rely upon any statements and undertakings made herein by the undersigned, as if said statements and undertakings were made directly to the Broker and the Company.

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Purchaser further acknowledges that Purchaser shall bear full liability for the payment of any taxes with respect to the Shares and the sale thereof and will, upon demand, indemnify and defend the Broker and the Company against any amounts which may be owing in this regard.

Purchaser further acknowledges that Purchaser shall bear sole responsibility for any commissions and fees relating to the performance of these instructions by the Broker or the Company, and any other banking activities and will, upon demand, indemnify and defend the Broker or the Company against any amounts which may be owing in this regard.

4. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Plan, the Appendix and the Option Agreement, and agrees to abide by and be bound by their terms and conditions.

5. Rights as Stockholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a Stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. In the event Purchaser has not sold the Shares in a same day exercise and sale, a share certificate for the number of Shares so acquired shall be issued to the Purchaser as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

6. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

7. Governing Law; Severability. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Israel without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Israel to the rights and duties of the parties. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

8. Dispute Resolution. The provisions of Section 8 of the Stock Option Agreement shall be the exclusive means of resolving disputes arising out of or relating to this Agreement.

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9. Entire Agreement. The Plan, the Appendix and Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Appendix and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof.

Submitted by:	Accepted by:

PURCHASER:	DSP GROUP, INC.:

By:
(Signature)	(Signature)

(Print Name and Title)

3120 Scott Boulevard
Santa Clara, CA 95054

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